PACIFIC STRATUS VENTURES LTD.

Letterhead

February 28, 2001

Control Zone Interactive Inc.Thierry Annez de Taboada103 - 980 West 1st StreetNorth Vancouver, BC, V7P 3N4Dear Sirs,February 28,2001Re: Acquisition of the Issued and Outstanding Shares of Control Zone Interactive Inc., previously Cockpit Collections Ltd. ("Control Zone") pursuant to the letter agreement dated September 6, 2000 ("Letter Agreement")

Pacific Stratus and Control Zone have mutually agreed to the extension of certain deadlines set out in the Letter Agreement. In consideration thereof, Pacific Stratus hereby undertakes and covenants:

I. to complete without fail payment of the balance of the aggregate funding totaling $750,000 contemplated by the provisions of clause 2.4 of the Letter Agreement, in accordance with the following schedule:
By February 26, 2001	$ 30,000
By February 28, 2001	$ 65,000
By March 15, 2001	$ 46,157
Total:	$141,157

II. to provide to Control Zone addition equity funding totaling $250,000, to be paid in accordance with the following schedule:
By March 15, 2001	$ 48,843
By March 29, 2001	$ 60,000
By April 16, 2001	$ 70,000
By April 30, 2001	$ 71,157
Total:	$250,000

Subject to the above undertakings and covenant by Pacific Stratus, this amending letter shall evidence the agreement of Control Zone and Thierry Annez de Taboada (Thierry) to the extension of the deadline for the preparation and execution of a formal share exchange agreement by and between Pacific Stratus, Control Zone and Thierry from October 31, 2000 (being the date stipulated in the Letter Agreement) to March 15, 2001 and to the extension of the deadline stipulated in Clause 2.4 of the Letter Agreement from February 28, 2001 to April 30, 2001.

Failure by Pacific Stratus to satisfy its undertakings and covenants herein shall constitute a term of default of its obligations hereunder and of its obligations under the Letter Agreement.

The parties recognize that the Letter Agreement contemplated funding by Pacific Stratus of an aggregate $750,000 only. The parties hereby acknowledge and agree that the additional equity funding totaling $250,000 stipulated in clause (II) hereof will require negotiation of appropriate compensation arrangements to be included in a revised formal share exchange agreement, as applicable. The additional funds will not commence until the parties have executed a revised formal share exchange agreement.

Yours truly,

PACIFIC STRATUS VENTURES LTD.

/s/ "Harry Chew"

Harry Chew

Agreed to this 28th day of February 2001.

CONTROL ZONE INTERACTIVE INC.

/s/ "Thierry Annez de Taboada"

Per: Authorized Signatory

/s/ "Thierry Annez de Taboada"

Thierry Annez de Taboada